Exhibit 10.4

SETTLEMENT AND GENERAL RELEASE AGREEMENT AMONG FORMER SRS STOCKHOLDERS AND OEC

This Settlement and General Release Agreement (“Agreement”) is entered into as of March 7, 2008 (the “Effective Date”) by Open Energy Corporation (“OEC”), formerly known as Barnabus Energy, Inc., and the Stockholders (as defined in the SPA referred to below) with reference to the following facts:

RECITALS

A.

A Stock Purchase Agreement dated as of February 8, 2006 was entered into among OEC, 2093603 Ontario, Inc., Solar Roofing Systems, Inc. (“SRS”) and the Stockholders (the “SPA”). All initial capitalized terms used in this Agreement that are not otherwise defined herein are accorded the definitions of the SPA or share provisions for the Exchangeable Shares, as applicable.

B.	Under the SPA, the Stockholders were to be paid Cash Consideration and Share Consideration for the purchase of their interest in SRS.

C.

At the Closing of the SPA, all of the Cash Consideration and a portion of the Share Consideration (a combination of 3,182,152 OEC Common Stock and Exchangeable Shares) was delivered to the Stockholders in accordance with the provisions of the SPA.

D.

The remainder of the Share Consideration (a combination of 3,182,152 OEC Common Stock and Exchangeable Shares) was to be delivered to the Stockholders subsequent to the Closing, subject to certain terms and conditions.

E.

A Registration Rights Agreement (the “Registration Rights Agreement”) was entered into between OEC and Canadian Stockholders, and an Exchange Rights Agreement (the “Exchange Rights Agreement”) and a Support Agreement (the “Support Agreement”) was entered into by OEC, 2093603 Ontario Inc. and Canadian Stockholders for the benefit of such Stockholders, on the closing of the transactions contemplated in the SPA. No Share Consideration was registered pursuant to the terms and conditions specified in the SPA and the Registration Rights Agreement.

F.	OEC and the Stockholders disagree regarding their respective rights and liabilities related to the SPA other matters.

G.	The parties desire to avoid the expense of litigating their differences and to resolve all outstanding issues between them on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual recitals, covenants, and conditions in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Effective Date. This Agreement shall be valid and binding among all parties as of the Effective Date.

2. Obligations of OEC.

a.

OEC shall issue certified checks or wire transfers for full payment, including interest, of stockholder loans payable to certain of the Stockholders in the amounts and on the dates as more particularly set out in Schedule A hereto. Upon receipt by the Stockholders listed on Schedule A of the funds described on Schedule A, OEC shall be released in full from all liabilities pursuant to any loan between OEC and any Stockholder.

b.	OEC shall issue a certified check or wire transfer on the Effective Date to Jim Chaney for USD$72,000 for services rendered.

c.	On the Effective Date, OEC shall issue or instruct the OEC transfer agent to issue additional Share Consideration to the Stockholders as more particularly set out in Schedule B hereto.

d.

On the Effective Date, OEC shall pay in full all outstanding amounts, including principal and accrued and unpaid interest in respect of the Bank of Montreal loan facility of SRS (the “Bank Loan”) and, following the Effective Date, OEC will use commercially reasonable efforts to obtain as soon as reasonably practicable the Bank’s acknowledgement that all liabilities under the Bank Loan have been satisfied and that as a result, the guarantees of such indebtedness by Norman Dodd, Robert Kafato and William Chislett have similarly been released or cancelled.

e.

OEC shall at its sole expense file a registration statement (the “Registration Statement”) with the SEC prior to May 31, 2008 to qualify or register all of the shares of Registrable Stock (which has the meaning ascribed to it in the Registration Rights Agreement), the effect of which Registration Statement is to enable the shares of Registrable Stock, on their issue, to be immediately and freely traded thereafter in the United States on all stock exchanges and quotation systems on which outstanding common stock of OEC (or such other shares or securities derived therefrom) have been listed by OEC and remain listed and are quoted or posted for trading at such time.

f.

In the event that the aforesaid Registration Statement is not filed with the SEC on or before May 31, 2008, OEC shall pay to the Canadian Stockholders as liquidated damages a total sum of USD $20,000 pro-rata on or before the 5th day of the following month, and shall similarly pay as liquidated damages the same total sum of USD $20,000 in respect of each month thereafter that the Registration Statement is not filed until the month in which the Registration Statement is so filed. For the avoidance of doubt, if the Registration Statement is filed during the month of June 2008 (and not sooner), only one aggregate payment of USD $20,000 would be payable hereunder.

g.

OEC agrees to use all commercially reasonable efforts to ensure that (a) the Registration Statement is effective on or prior to August 31, 2008 and (b) that the Registration Statement is kept continuously effective thereafter until (i) the date that all Registrable Stock has been sold, and (ii) the later of (A) August 31, 2010 and (B) 90 days following the fiscal year end of OEC occurring in 2010. OEC will forthwith notify Norman Dodd upon the Registration Statement becoming effective, or ceasing to be effective, as applicable, or if OEC reasonably believes that the Registration Statement will not be effective by August 31, 2008 or will thereafter cease to be effective. For purposes hereof, “commercially reasonable efforts” shall require OEC to respond to SEC comment letters within 20 days of OEC’s receipt thereof.

h.

OEC will at its sole expense forthwith take all necessary actions to enable U.S. Stockholders to transfer any OEC shares held by them, including directing its legal counsel to provide, in accordance with applicable state and federal securities laws, a legal opinion to OEC’s transfer agent with respect to the transfer of any OEC shares by the Stockholders in compliance with an exemption from registration, including transfers permitted under Rule 144 and Rule 144(k), or any successor statute or rule. OEC thereafter agrees, at its sole expense, to take all such actions necessary to enable any Stockholder wishing to transfer OEC shares to do so under Rule 144 and Rule 144(k), or any successor statute or rule, subject to applicable restrictions under such statutes or rules or under section 8 of the Registration Rights Agreement, as applicable, and such Stockholder will be deemed at the time of transfer to have made the representation and warranty set out in Section 3(vii) hereof to OEC.

i.

Effective as of the Effective Date, OEC will reduce the current USD $1.50 per share exercise price of the OEC stock options issued to Norman Dodd, Don Rogers and Howard Gomes (the “Repriced Stock Options”) to the exercise price contemplated in Schedule C.

j.

Effective as of the Effective Date, OEC will extend the expiry date of the Repriced Stock Options, as well as the expiry date of other options granted to such persons as more particularly described in Schedule D (the “Other Stock Options”), from three months to 6 months after their respective termination of employment with OEC or its affiliates. For purposes hereof, Don Rogers and Norman Dodd will be deemed to have terminated their employment on January 31, 2008.

k.

On the Effective Date, OEC shall reimburse up to Cdn$20,000 plus applicable taxes in legal costs actually incurred by the Stockholders in connection with the settlement transaction contemplated herein.

l.

OEC agrees that it will, within the time periods specified in the share provisions for the Exchangeable Shares, exercise the Liquidation Call Right, Redemption Call Right or Retraction Call Right (as applicable) upon such call rights becoming available to it, provided that OEC determines, acting reasonably, that the resulting tax consequences to OEC or its affiliates of exercising such call rights are no less favorable than not exercising such call rights.

m.	On the Effective Date, counsel to the Stockholders shall deliver a legal opinion to OEC concerning the tax consequences of the immediately preceding paragraph.

3. Representations and Warranties. To induce each other to enter into this Agreement, each party represents and warrants as follows:

(i) It is the sole and lawful owner of all right, title, and interest in and to each claim or other matter that such party releases in this Agreement and has not assigned or transferred, or purported to assign or transfer, to any entity, any claim or other matter released, waived, or dismissed in this Agreement; and each Stockholder warrants that, to his knowledge, no third party claim is pending or threatened against OEC, and to his or her knowledge, no basis for any such claim exists;

(ii) There is no other person or entity from whom a release or waiver should be obtained to fully and completely resolve (a)  the dispute among the parties, or (b) any other claims, rights, demands, liabilities, and actions released in this Agreement;

(iii) It has not filed, and shall not file, any litigation on the dispute, or any other facts, events, or omissions (actual or alleged) that relate, either directly or indirectly, to the dispute, provided the other party fulfills its obligations under this agreement.

(iv) Neither it nor any of its officers, agents, partners, employees, representatives, insurers, or attorneys has made any statement or representation to any other party regarding any fact relied on in entering into this Agreement, and it does not rely on any statement, representation, or promise of any other party or any other party’s officers, agents, partners, employees, representatives, insurers, or attorneys in executing this Agreement, or in making the settlement provided for in this Agreement, except as expressly stated in this Agreement;

(v) It has made any investigation of the facts pertaining to this settlement and this Agreement and of all matters pertaining to them, as it deems necessary;

(vi)  All representations and warranties in this Agreement are true and correct, as of the date of this Agreement and shall survive the execution of this Agreement.

(vii) Each U.S. Stockholder represents and warrants that he is not, and has not been during the preceding three (3) months, an “affiliate” of OEC as that term is defined in Rule 144, and has beneficially owned the shares of OEC for a period of at least six months computed in accordance with Rule 144 (other than shares acquired pursuant to this Agreement).  Each U.S. Stockholder is unaware of any circumstances indicating that he is or has been an underwriter with respect to the shares of OEC.

4. Waiver and Release. Each party acknowledges and warrants that this release is voluntary and is not made under threat or duress. Each party shall cooperate in the execution of any other document necessary to effect the intention of this release. Each party releases the other parties as follows:

a. Release by Stockholders. Except in respect of its rights arising under or pursuant to (i) this Agreement, the Registration Rights Agreement (except to the extent specifically amended by the terms of this Agreement), the Exchange Rights Agreement, the Support Agreement, the share provisions for the Exchangeable Shares and any related documents, (ii) any individual employment agreements between OEC and Stockholders and (iii) the New Stock Options and Other Stock Options, and except for any right to be indemnified by the Corporation pursuant to the by-laws or other constating documents of the Corporation or otherwise, or pursuant to any insurance policy, in connection with having served as a director and officer of the Corporation, each individual Stockholder releases and discharges OEC and its predecessors in interest, subsidiaries, affiliates, officers, directors, stockholders, option holders, employees, agents, executors, administrators, representatives, successors, partners, representatives, attorneys, principals, associates, successors, and assigns (collectively, “OEC Group”), and each of them, from any and all claims, demands, liabilities, actions, and causes of action of any kind or character, whether fixed or contingent, against the OEC Group, including without limitation any claims arising from or relating to the transactions covered by the SPA or any indebtedness related thereto that the Stockholder has or hereafter may have or claim or hereafter may claim to have against the OEC Group.

b. Release by OEC. Except for the Stockholder obligations under this Agreement, the Registration Rights Agreement (except to the extent specifically amended by the terms of this Agreement), the Exchange Rights Agreement, the Support Agreement, the share provisions for the Exchangeable Shares and any related documents, OEC releases and discharges each individual Stockholder his predecessors in interest, subsidiaries, affiliates, partners, agents, representatives, attorneys, principals, associates, employees, successors, and assigns, and each of them (collectively, “Stockholder Group”), from any and all claims, demands, liabilities, actions, and causes of action of any kind or character, whether fixed or contingent, against the Stockholder Group, including without limitation any claims arising from or relating to the transactions covered by the SPA that OEC has or hereafter may have or claim to have against each Stockholder and their respective Stockholder Group.

5. Unknown or Unsuspected Consequences. The parties understand and acknowledge that Section 5 of this Agreement applies to and includes all unknown or unsuspected consequences or results arising from or relating to the transactions, occurrences, or agreements referred to in those Sections.  OEC and the Stockholders on behalf of themselves and the OEC Group and Stockholder Group, respectively, represent and warrant that they have read the contents of California Civil Code §1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

OEC AND EACH STOCKHOLDER, FOR THEMSELVES AND THE OEC GROUP AND STOCKHOLDER GROUP, RESPECTIVELY, EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS UNDER CALIFORNIA CIVIL CODE §1542.

6. No Admission of Liability. Except as set out in the recitals hereto, none of the parties admits, expressly or impliedly, any fact or liability with respect to any matter relating to the Share Purchase Agreement or disputes except as expressly set forth in this Agreement. The parties have entered into this Agreement solely for the purpose of compromise and settlement and to avoid the further expense, delay, and risk of litigation.

7. Confidentiality. This Agreement and its terms are to be treated confidentially. The parties shall not disclose these terms to anyone except to the extent disclosure is necessary for (i) properly filing income tax returns, (ii) obtaining professional liability insurance, (iii) meeting OEC’s reporting obligations under U.S. federal or state securities laws, or (iv) as otherwise required by legal process. Except as permitted herein, the parties shall be allowed to state only that the claims described in the recitals in this Agreement, have been settled and that the settlement terms are confidential.

8. Recitals. No promise, inducement, or representation other than as set forth in this Agreement has been made, offered, or relied on, and the terms of this Agreement are contractual and not a mere recital. The recitals to this Agreement are true and correct, and are incorporated in and made a part of it.

9. Duty of Cooperation. The parties shall at all times fully cooperate with each other and shall cause their respective agents and attorneys to cooperate in a prompt and timely manner in connection with the performance of all obligations of the parties under this Agreement. The parties shall execute and deliver such additional documents or certificates, and take such further action, as may be necessary or otherwise reasonably requested of them to fully perform the provisions of this Agreement.

10. Amendment. No amendment, modification, or addition to this Agreement or to any attached exhibit shall be valid unless it is in a writing executed by the parties.

11. Successor and Assigns. This Agreement shall bind and inure to the benefit of each party and each party’s respective successors, assigns, heirs, and personal representatives.

12. Waiver. The parties shall not be deemed to have waived any of their respective rights under this Agreement unless such waiver is in a writing signed by the party claimed to have waived that right, nor shall a written waiver by a party be deemed a subsequent waiver of an additional right.

13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the dispute, and no representations, inducements, promises, or agreements, whether oral or written, not expressly set forth in this Agreement or the attached exhibits shall have any force or effect.

14. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe the provisions of this Agreement.

15. Governing Law. California law shall govern the validity, interpretation, operation, and enforcement of each provision in this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

17. Survival. All warranties and representations of each party shall survive termination of this Agreement.

18. Time. Time is of the essence to each provision of this Agreement.

19. Neutral Interpretation. This Agreement is the product of the parties’ negotiations and shall be interpreted in a neutral manner. Any presumption regarding the construction or interpretation for or against any party by reason of that party having drafted any or all of this Agreement shall not apply.

20. Resignation by Dodd. Effective the Effective Date, Norman Dodd will resign as a director OEC.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed as of the date first written above.

Date:	, 2008	OPEN ENERGY CORPORATION

By:
David Field, President

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SCHEDULE A

LOANS

Payable on the Effective Date:

	Principal and Interest
Creditor	(as at March 6, 2008)

Norman Dodd	Cdn$	51,494.89

Robert Kafato	Cdn$	78,310.03

William Chislett	Cdn$	38,356.21

Geocalm Inc.	Cdn$	30,829.89

Geocalm Inc.	US$	96,009.65

Payable on April 15, 2008:

	Principal and Interest
Creditor	(as at April 15, 2008)

Geocalm Inc.	USD$	68,510.17

Payable on May 15, 2008:

	Principal and Interest
Creditor	(as at May 15, 2008)

Geocalm Inc.	USD$	69,504.62

SCHEDULE B

ADDITIONAL STOCK TO BE ISSUED TO STOCKHOLDERS

Exchangeable Shares:	Robert Kafato	597,469
	Norman Dodd	577,394
	William Chislett	152,201
	Donald Rogers	147,020
	Paul Cowley	79,339
	Howard Gomes	60,891
	Margreg Ltd.	48,737
	Raymond Laaly	35,211
	Phil Kaszuba	32,383
	Keith Knights	23,579
	Lois Holmes	22,031
	Dodd Family Trust	20,075
	Krino Kafato	19,873
	1594505 Ontario Inc.	15,112
	Craig Brown	1,619
	Allan Kling	1,619
	Total	1,834,554

OEC Common Stock:	Heshmat Laaly	167,673
	Jim Chaney	60,449
	Bahram Raeen	30,589
	Stanley Levy	30,224
	Jahangir Noorvash	26,600
	Sean Noorvash	26,600
	Craig Suarez	25,907
	Total	368,040

SCHEDULE C

REPRICED STOCK OPTIONS

Optionee	Number of Repriced Stock Options	New Exercise Price

Norman Dodd	200,000	US$	0.40

Don Rogers	150,000	US$	0.40

Howard Gomes	75,000	US$	0.40

SCHEDULE D

OTHER STOCK OPTIONS

Optionee	Number of Stock Options	Exercise Price

Don Rogers	150,000	US$	0.48